EXHIBIT 10.15


                                SUPPORT AGREEMENT


         SUPPORT   AGREEMENT  dated  as  of  February  4,  1997  (this  "Support
Agreement") among the following parties (collectively, the "Parties" and individually, a "Party"):

(a) Dakota Mining Corporation, a federal corporation organized under the Canada Business Corporation Act ("Dakota");

(b)  USMX INC., a Delaware corporation ("USMX"); and

(c)  Pegasus Gold Inc., a British Columbia corporation ("Shareholder").


                                    RECITALS

         WHEREAS, Shareholder is the legal or beneficial owner of 4,826,000 shares (or approximately 29.8%) of the voting common stock, par value $.001 per share, of USMX ("USMX Shares");

         WHEREAS, Dakota and USMX have entered into a letter of intent dated January 3, 1997 ("Letter of Intent") for the purposes of entering into, or have entered into, a merger agreement (the "Merger Agreement"), whereby, pursuant to a reverse-triangular merger (the "Merger"), Dakota Merger Corp, a Delaware corporation and wholly-owned subsidiary of Dakota ("Merger Corp"), will merger with and into USMX, with USMX as the surviving corporation;

         WHEREAS, as a result of the Merger, all of the outstanding USMX Shares will be automatically converted into common shares, no par value, of Dakota ("Dakota Shares"), which are listed and/or quoted on the American, Berlin, and Toronto Stock Exchanges, in the ratio of 1.1 USMX Shares to one Dakota Share; all of the outstanding capital stock of Merger Corp will be automatically converted into USMX Shares in the ratio of one share of Merger Corp to one USMX Share;

         WHEREAS, pursuant to the General Corporation Law of the State of Delaware, the Merger Agreement and the Merger will require the approval of a majority of the USMX Shares at a duly called shareholders' meeting, which will be held at the time and in the manner set forth in the Merger Agreement (the "Shareholders' Meeting");

         WHEREAS, Shareholder deems it in its best interest of shareholder and USMX that the Merger Agreement and the Merger be approved by the holders of USMX Shares; and

         WHEREAS, Shareholder understands that USMX and Dakota are relying on the Shareholder's covenants and agreements contained herein in executing the Merger Agreement, and that USMX and Dakota will incur substantial expenses in proceeding toward consummation of the Merger.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and premises herein contained, and intending to be legally bound hereby, Dakota, USMX, and Shareholder agree as follows:

1. Affirmative Vote. Shareholder, in its capacity as a holder of USMX Shares or as a representative with the authority to vote USMX Shares, shall vote (or appoint proxies who will vote), and shall use its best efforts to cause all of its affiliates with authority to vote USMX Shares to vote, all of the USMX Shares that it owns or they own, or over which it controls or they control voting power, as of the record date for the Shareholders' Meeting (a) in favor of the approval, consent, and ratification of the Merger Agreement and the Merger and (b) against any action which would impede, interfere, or discourage the Merger or result in any breach of representation, warranty, covenant, or agreement of USMX under the Merger Agreement; provided, however, Shareholder shall have no obligation with respect to voting USMX Shares if (a) the Board of Directors of USMX recommends that their respective shareholders vote against that Merger or (b) the opinion of Coopers & Lybrand L.L.P. delivered pursuant to
Section 10.8 of the Merger Agreement, based on the appropriate representations of Dakota, Merger Corp, and USMX, and provided that U.S. holders of USMX Shares enter into gain recognition agreements with the Internal Revenue Service where appropriate, does not conclude that no gain or loss should be recognized by the U.S. holders of USMX Shares upon their receipt of Dakota Shares in exchange for their USMX Shares; and provided further that this agreement to vote shall immediately terminate on the earliest to occur of termination of the Letter of Intent (other than by execution of the Merger Agreement), or termination of the Merger Agreement, or June 1, 1997.

2. Standstill. Without the prior written consent of Dakota, which may be withheld in Dakota's sole discretion, Shareholder shall not, and shall use its best efforts to cause its affiliates not to, offer to sell, sell, contract to sell, or otherwise dispose of any USMX Shares or any securities convertible into USMX Shares from the date hereof until the earliest of (a) consummation of the Merger, (b) termination of the Letter of Intent in accordance with its terms, unless the Letter of Intent is terminated by execution by Dakota and USMX of the Merger Agreement, or (c) termination of the Merger Agreement in accordance with its terms. For purposes of the foregoing, the Merger or Merger Agreement shall in form and substance embody the terms of the Letter of Intent dated January 3, 1997.

3. Representations and Warranties of Shareholder. Shareholder is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Shareholder may execute, deliver, and perform this Support Agreement without the necessity of obtaining any consent, approval, authorization, or waiver, or giving any notice or otherwise. Shareholder has the full corporate power and authority to execute and deliver this Support Agreement and to perform its obligations hereunder. This Support Agreement has been duly authorized by the Shareholder. This Support Agreement has been duly executed and delivered by Shareholder and constitutes the legal, valid, and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery, and performance of this Support Agreement by Shareholder will not constitute a violation of the Certificates or Articles of Incorporation (or like charter documents) or By-laws, each as amended, of Shareholder, or constitute a material violation of any law applicable or relating to the Shareholder.

4. Injunctive Relief. The Parties acknowledge that the remedy at law for any breach of the obligations undertaken by Shareholder may be insufficient and inadequate, and that Dakota and USMX sole remedy for Shareholder's breach of this Agreement shall be equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Support Agreement, Shareholder waives the defense that there is an adequate remedy at law. Shareholder acknowledges that the USMX Shares are unique. In the event
Shareholder refuses to perform its obligations under this Support Agreement, Dakota and USMX shall have, in addition to any other remedy at law or in equity, the right to specific performance. In no event shall Shareholder be liable for monetary damages hereunder.

5.       Consideration.

         (a) Board Seat. Shareholder, in consideration for this Agreement, and reflecting its ownership position in USMX, shall be appointed to fill a seat on the Board of Directors of the surviving corporation, subject to shareholder approval, and shall receive the recommendation of the Board of the surviving corporation to its shareholders to continue to hold that Board seat as long as the Shareholder holds not less than five percent of the common stock of the surviving corporation.

         (b) Montana Tunnels. Dakota and USMX shall use their best efforts, subject to applicable law and the fiduciary obligations of USMX's Board of Directors, to obtain the approval of the shareholders of USMX with respect to the disposition of USMX's royalty interest in the Montana Tunnels properties.

6.       Miscellaneous.

(a) Entire Agreement. This Support Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and, except as expressly provided herein, supersedes all prior arrangements or understandings with respect thereto (except for such agreements supplementing or amending this Support Agreement which specifically make reference to this Section).

(b) Descriptive Headings.Descriptive Headings.Descriptive Headings. The descriptive headings of this Support Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Support Agreement.

(c) Governing Law.Governing Law.Governing Law. This Support Agreement shall be governed by and construed in accordance with the laws of the State of Washington (other than the choice of law principles thereof).

(d) Waivers and Amendments.Waivers and Amendments.Waivers and Amendments. Any waiver of any term of this Support Agreement, or any amendment or supplementation of this Support Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Support Agreement shall not in any way affect, limit, or waive a Party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Support Agreement.

(e) Third-Party Rights.Third-Party Rights.Third-Party Rights. Notwithstanding any other provision of this Support Agreement to the contrary, this Support Agreement shall not create benefits on behalf of any third party or any other person; and this Support Agreement shall be effective only as between the Parties, their successors and permitted assigns.

(f) Illegalities.Illegalities.Illegalities. In the event that any provision contained in this Support Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions of this Support Agreement shall not, at the election of the Party for whose benefit the provision exists, be in any way impaired.

IN WITNESS WHEREOF, the undersigned have executed this Support Agreement as of the day and year first above written.

USMX, INC.                            DAKOTA MINING CORPORATION


By: . . . . . . . . . . . . . . .    By: . . . . . . . . . . . . . . .
Name:                                         Name:    Alan R. Bell
Title:                                       Title:   President and CEO

PEGASUS GOLD INC.


By: . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name:
Title: